EXHIBIT 21.01

SIGNIFICANT SUBSIDIARIES OF FEDERATED INVESTORS, INC.:

Federated Securities Corp., a Pennsylvania corporation
Federated Investors Management Company, a Pennsylvania corporation
FII Holdings, Inc., a Delaware corporation
Federated Investment Management Company, a Delaware business trust Federated Investment Counseling, a Delaware business trust
Federated Global Investment Management Corp., a Delaware corporation Federated International Management, Ltd., an Ireland company
Federated Financial Services, Inc., a Pennsylvania corporation
Passport Research Ltd., a Pennsylvania limited partnership
Federated Services Company, a Pennsylvania corporation
Federated Funding 1997-1, Inc., a Delaware corporation
Federated Investors Trust Company, a New Jersey bank
Federated Administrative Services, a Delaware business trust
Federated Shareholder Services Company, a Delaware business trust Retirement Plan Services Company of America, a Delaware business trust, doing business as "Federated Retirement Plan Services Company" Edgewood Services, Inc., a New York corporation
Federated Administrative Services, Inc., a Pennsylvania corporation Federated Private Asset Management, Inc., a Delaware corporation Federated International Holdings B.V., a Netherlands company
Federated Fonds - Service GMBH, a German company
Investlink Technologies, Inc., a Delaware corporation